SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2005 (April 7, 2005)

UST INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)

(203) 661-1100

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2005, the Board of Directors of UST Inc. (the “Company”) approved the terms of a program allowing for the deferral by non-employee directors of the Company of their annual stock awards (the “Plan”) under the UST Inc. 2005 Long-Term Incentive Plan (which is subject to shareholder approval at the Company’s 2005 annual meeting on May 3, 2005), provided that certain conditions are met. Under the Plan, annual stock awards made to non-employee directors who have not met the holding requirement with respect to UST stock (i.e., five times the annual cash retainer) are deferred automatically to the extent that such holding requirements have not been met. In addition, non-employee directors who have met the holding requirements may elect to defer up to 100% of their annual stock award. The deferred portion of any annual stock award will be denominated in phantom shares of Company common stock. Dividend equivalents on the deferred shares will be deferred and re-invested in phantom shares. No voting rights will apply to deferred shares and deferrals will be settled in Company common stock as soon as practicable after the earliest occurring payout event, including a non-employee director’s separation from service, disability, death, change in control or a qualified hardship (in each case as defined in section 409A of the Internal Revenue Code of 1986, as amended). A summary of the terms of the Plan is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Summary of Director Deferral Plan

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2005	UST INC.

	By:	/s/ Richard A. Kohlberger

	Name:	Richard A. Kohlberger
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Summary of Director Deferral Plan